                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                      TENDER OF SHARES OF PREFERRED STOCK
                                       OF
                             DATAPOINT CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                   9:00 A.M., NEW YORK CITY TIME, ON TUESDAY,
                      DECEMBER 10, 1996, UNLESS EXTENDED.

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing $1.00 Exchangeable Preferred Stock, $20.00 liquidation preference per share (the "Shares"), of Datapoint Corporation, a Delaware corporation (the "Company"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Continental Stock Transfer and Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Proxy Statement/ Prospectus, dated October 31, 1996, of the Company (the "Proxy Statement/Prospectus")). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

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
                                                                       BY HAND OR
          BY MAIL:                     BY FACSIMILE:               OVERNIGHT COURIER:

         2 Broadway                   (212) 509-5150                   19th Floor
     New York, NY 10003                                                2 Broadway
                                                                   New York, NY 10003

                                        TELEPHONE:

                                  (212) 509-4000 Ext. 227
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       DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

    The undersigned hereby tenders to Datapoint Corporation, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus and in the related Letter of Transmittal (which, together with any supplements and amendments thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in the Proxy Statement/Prospectus.

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
Number of Shares:
Certificate Nos. (if available):
Check ONE box if Shares will be tendered by book-entry transfer:
[  ] The Depository Trust Company
[  ] Philadelphia Depository Trust Company
Account Number:
Dated:
Name(s) of Record Holder(s):

Address(es):

Area Code and Tel. No.:

Signature(s):

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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
    The undersigned, an Eligible Institution (as defined in the Proxy Statement/Prospectus) hereby guarantees to deliver to the Depositary the certificates representing all of the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Proxy Statement/Prospectus) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantees, and any other documents required by the Letter of Transmittal, all within five New York Stock Exchange, Inc. trading days after the date hereof.

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
Name of Firm:

Address:

Area Code and Tel. No.:
Authorized Signature

Name:

Title:

Date:
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.